UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 6, 2007

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 6, 2007, NovaDel Pharma Inc. (the “Company”), a Delaware corporation, issued a press release to announce the issuance of a new patent by the European Patent Office covering the use of multiple classes of drugs in oral sprays. The Company also announced that one of its manufacturers has filed for Chapter 11 bankruptcy protection in U.S. Bankruptcy Court. The Company reported that it is taking all necessary steps to ensure that any limited assets of the Company at the manufacturer's facility are protected. The full text of the press release is set forth in Exhibit 99.1 hereto and incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press release of NovaDel Pharma Inc. dated July 6, 2007, titled “NovaDel Reports Continued Growth in Intellectual Property as New Patents are Issued in Europe -- Company Provides Comments on One of its Manufacturers.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael E. Spicer
Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate Secretary

Date: July 10, 2007